Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust Announces Tender Offer for 2010 and 2011
Unsecured Notes and Updates Guidance and Other 2009 Developments
BIRMINGHAM, Ala—April 6, 2009—Colonial Properties Trust (NYSE:CLP) and its operating partnership, Colonial Realty Limited Partnership (“Colonial Realty”, and together with Colonial Properties Trust, the “company”), today announced the commencement by Colonial Realty of a cash tender offer (the “Offer”) for up to $175.0 million (the “Tender Cap”) of the series of Colonial Realty’s outstanding notes (the “Notes”), listed below. The Offer is being made pursuant to an Offer to Purchase (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”), each dated April 6, 2009.
In order to receive the applicable “Total Consideration” for the series shown in the table below, which includes the Early Tender Payment, holders must validly tender and not withdraw their Notes by 5:00 p.m., New York City time, on Friday, April 17, 2009, unless extended (the “Early Tender Date”). Holders who tender Notes after the Early Tender Date will receive the “Tender Offer Consideration” which is equal to the Total Consideration minus the Early Tender Payment.
The table below shows each series of Notes included in the Offer as well as the applicable Total Consideration and Early Tender Payment per $1,000 of each series of Notes. The Offer is not conditioned on any minimum amount of Notes being tendered.

	Principal Amount	Acceptance Priority	Tender Offer	Early Tender	Total
Title of Security	Outstanding	Level	Consideration(1)	Payment(1)	Consideration(1)
4.75% Senior Notes due 2010 (CUSIP-195891AH9)	$210,703,000	1	$970.00	$30.00	$1,000.00
8.80% Medium-Term Notes due 2010 (CUSIP-195891AJ4)	$20,000,000	2	$970.00	$30.00	$1,000.00
8.80% Medium-Term Notes due 2010 (CUSIP-195891AK1)	$5,000,000	3	$970.00	$30.00	$1,000.00
8.08% Medium-Term Notes due 2010 (CUSIP-195891AL9)	$10,000,000	4	$970.00	$30.00	$1,000.00
8.05% Medium-Term Notes due 2010 (CUSIP-195891AM7)	$10,000,000	5	$970.00	$30.00	$1,000.00
4.80% Senior Notes due 2011 (CUSIP-195891AF3)	$95,700,000	6	$950.00	$30.00	$980.00

(1)	Per $1,000 principal amount of Notes accepted for purchase.
The Offer will expire at 12:00 midnight, New York City time, on Friday, May 1, 2009, unless extended by Colonial Realty (such date and time, as the same may be extended, the “Expiration Date”). Tendered Notes may not be withdrawn after 5:00 p.m., New York City time, on Monday, April 27, 2009, unless extended by Colonial Realty.

Accrued and unpaid interest from the last interest date payable up to, but not including, the settlement date will be paid in cash on all validly tendered and accepted Notes. The settlement date will be promptly after the Expiration Date and is expected to be on or about May 4, 2009.
In the event that the Offer is oversubscribed, tenders of Notes will be subject to proration. Colonial Realty will accept tendered Notes of each series according to the “Acceptance Priority Level” for that series specified in the table above. All Notes having a higher Acceptance Priority Level will be accepted for purchase before any tendered Notes having a lower Acceptance Priority Level are accepted. For example, all tendered Notes having Acceptance Priority Level “1” will be accepted before any tendered Notes having Acceptance Priority Level “2” will be accepted. Where some, but not all, of the Notes tendered for a particular series are purchased, the amount of Notes accepted from each Noteholder tendering that series of Notes will be prorated based on the aggregate principal amount tendered with respect to that series and the remaining amount available for proration under the Tender Cap.
The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal, which is being sent to holders of Notes. Holders are urged to read these documents carefully.
The Offer is subject to the satisfaction or waiver of certain conditions which are set forth in the Offer to Purchase.
Colonial Realty has engaged Banc of America Securities LLC as the Lead Dealer Manager and Wachovia Securities as the Co-Dealer Manager for the Offer. Questions regarding the Offer may be directed to Banc of America Securities LLC at 888-292-0070 (U.S. toll-free) and 704-388-4603 (collect). Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services Corporation, at 866-470-4200 (U.S. toll-free) and 212-430-3774.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The Offer is made only by and pursuant to the terms of the Offer to Purchase and the Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making of or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of Colonial Properties Trust, Colonial Realty, the Lead Dealer Manager, the Co-Dealer Manager or the Information Agent makes any recommendation as to whether holders should tender their Notes pursuant to the Offer. Holders must make their own decisions as to whether to tender Notes and, if so, the principal amount of Notes to tender.
Other 2009 Developments
Senior Note Repurchase Program. During the first quarter 2009, the company repurchased $96.9 million of Colonial Realty’s outstanding unsecured senior notes under the company’s previously announced $500 million repurchase program. The purchases were made at an average 27.1 percent discount to par value, which represents a 12.6 percent yield to maturity. The repurchases are expected to result in net gains of approximately $24.0 million, or $0.42 per diluted share, in earnings per share (EPS) and funds from operations (FFO), for the first quarter.
Commercial Sales Contract. In February 2009, the company disclosed it had three retail assets under contract to sell that were expected to close in the first half of 2009. Since that announcement, the potential buyer has cancelled the purchase contract to acquire these retail assets. The company has not altered its strategy to sell these assets and continues to market these assets for-sale.

Regents Park. The company completed the sale of the remaining 17 unsold units at the Regents Park for-sale residential project located in Atlanta, Georgia, for $16.3 million in cash. As a result of the sale price, the company expects to record an impairment charge of approximately $0.3 million, or $0.01 per diluted share, in the first quarter 2009. The disposition eliminates the operating expenses and costs to carry the associated units. The proceeds from the sale were used to reduce the outstanding balance on the company’s unsecured line of credit.
Colonial Pinnacle Craft Farms I. Additionally, the company has reached an agreement in principle to transfer its remaining 15 percent minority joint venture interest in Colonial Pinnacle Craft Farms I, a 368,000 square-foot retail shopping center located in Gulf Shores, Alabama, to the majority joint venture partner. The company had previously sold 85 percent of its interest in this development for $45.7 million in July 2007 and recognized a gain of approximately $4.2 million, after tax, from that sale. As a result of this agreement and the resulting valuation of the asset, an impairment of approximately $0.8 million, or $0.01 per diluted share, representing the company’s remaining equity interest, is anticipated to be recorded in the first quarter 2009. The company’s pro-rata share of the existing joint venture’s mortgage debt is approximately $6.5 million. Upon consummation of this transaction, which is anticipated to occur in the second quarter 2009, the company will no longer have any interest in the joint venture. However, no assurance can be given that the company will be able to consummate the agreement.
Severance Costs. The company anticipates recording approximately $1.0 million, or $0.02 per diluted share, in severance charges in the first quarter 2009 associated with the further reductions of its development staff and other overhead personnel. The savings from the elimination of these positions for the remainder of 2009 is expected to offset the severance charges anticipated to be recorded in the first quarter.
Secured Financing Activity. As previously disclosed, on March 2, the company completed a $350 million secured credit facility originated by PNC ARCS LLC for repurchase by Fannie Mae (NYSE: FNM). The facility has a 10-year term, carries a weighted average fixed interest rate of 6.04%, and is secured by 19 multifamily properties totaling 6,565 units. The proceeds from the credit facility were used to pay down the outstanding balance on the company’s unsecured line of credit. The company is continuing negotiations with Fannie Mae to provide additional secured financing of up to an additional $150 million with respect to certain other of the company’s existing other multifamily properties. However, no assurance can be given that the company will be able to consummate these additional financing arrangements.
Credit Ratings. On March 24, Moody’s Investors Service lowered the credit rating on Colonial Realty’s senior unsecured debt to Ba1 from Baa3 and Colonial Properties Trust’s rating on its preferred stock to Ba2 from Ba1. Additionally, on March 30, Standard & Poor’s lowered the credit rating on Colonial Realty’s senior unsecured debt to BB+ from BBB- and Colonial Properties Trust’s rating on its preferred stock to B+ from BB. While the downgrades by both Moody’s Investors Service and Standard & Poor’s do not affect the company’s ability to draw proceeds under the company’s unsecured line of credit, the pricing on the facility has adjusted from LIBOR plus 75 basis points to LIBOR plus 105 basis points.
Updated 2009 EPS and FFO Per Share Guidance
     The company is updating its guidance for 2009 based on the company’s 2009 repurchase activity in its senior note repurchase program and certain transactions that closed in the first quarter, or are anticipated to close in 2009. The operational guidance previously provided for the company’s multifamily same-property portfolio remains unchanged. The company’s updated guidance range for the full-year 2009 for EPS and FFO per share, with certain assumptions and timing of certain transactions, is set forth and reconciled below:

	Full-Year 2009 Range
	Low — High
Diluted EPS	$0.10	—	$0.35
Plus: Real Estate Depreciation & Amortization	1.75	—	1.75
Less: Gain on Sale of Operating Properties	(0.00)	—	(0.10)

Total Diluted FFO per share	$1.85	—	$2.00

Less: Transaction Income
Gain on Sale of Development Properties and Land	(0.07)	—	(0.10)
Gain on Bond or Preferred Stock Repurchases	(0.65)	—	(0.70)

Operating FFO per share	$1.13	—	$1.20

Following are current assumptions reflected in the company’s full-year 2009 guidance:
•	Multifamily same-property net operating income: decline of 3.0 to 5.0 percent.
o	Revenue: Flat to negative 1.0 percent

o	Expense: Growth of 5.0 to 6.0 percent
•	Development spending of $30 million to $40 million, which represents the completion of projects currently under construction.

•	No capitalization of interest or overhead on land held for future development.

•	Commercial development and for-sale residential property dispositions of $50 million to $150 million; $46 million of which has already been completed.

•	New secured financings totaling up to $500 million; $350 million of which has already been obtained, as described above.

•	Corporate G&A expenses of $18 million to $20 million.

•	Gains from repurchases of unsecured bond and/or preferred shares: $0.65 to $0.70 per diluted share; the company had originally anticipated gains of $0.15 to $0.20 per diluted share for 2009.
The company’s guidance range reflects the existence of volatile economic conditions, and is based on a number of assumptions, many of which are outside the company’s control and all of which are subject to change. The company’s guidance may change if actual results vary from these assumptions.
Colonial Properties Trust is a multifamily real estate investment trust (REIT) that creates additional value for its shareholders by managing commercial assets through joint venture investments and pursuing development opportunities. As of December 31, 2008, the company owned or managed 35,504 apartment units, 16.5 million square feet of office space and 8.9 million square feet of retail shopping space located in key Sunbelt states from Virginia to Nevada. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, please visit the company’s website at www.colonialprop.com.

Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures in this press release. The non-GAAP financial measures include FFO and Operating FFO. The definitions of these non-GAAP financial measures are summarized below. The company believes that these measures are helpful to investors in measuring financial performance and comparing such performance to other REITs.
Funds from Operations — FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), means income (loss) before minority interest (determined in accordance with GAAP), excluding gains (losses) from debt restructuring and sales of depreciated property, plus real estate depreciation and after adjustments for unconsolidated partnerships and joint ventures. FFO is presented to assist investors in analyzing the Company’s performance. The company believes that FFO is useful to investors because it provides an additional indicator of the company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the company’s industry.
The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.
Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial, improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. In addition to company management evaluating the operating performance of its reportable segments based on FFO results, management uses FFO and FFO per share, along with other measures, to assess performance in connection with evaluating and granting incentive compensation to key employees.
Operating FFO — The company also uses operating funds from operations (“Operating FFO”) as an operating measure. The company defines Operating FFO as FFO excluding gains on the sale of land and development properties and gains on the repurchase of bonds and preferred shares. The company believes Operating FFO is an important supplemental measure because it provides a measure of operating performance. While land and development gains or the repurchase of debt/preferred shares are components of our current business plan, the timing and amount of these transactions can vary significantly between periods. The company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to Operating FFO.
Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings are, by definition, and certain other statements in this press release, including statements regarding the company’s ability to successfully complete the contemplated Fannie Mae and Freddie Mac financing transactions, the expected impairment charge for the first quarter 2009 and the company’s ability to complete additional senior note repurchases under its repurchase program on favorable terms, may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
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CONTACT:	Colonial Properties Trust Jerry A. Brewer, Executive Vice President, Finance, 1-800-645-3917